ENVIRONMENTAL MONITORING & TESTING CORPORATION
                        825 Main Street, South
                        New Ellenton, SC 29809



                            PROXY STATEMENT
                                  for
                  1997 ANNUAL MEETING OF SHAREHOLDERS
                  to be held Wednesday, April 8, 1998



     The enclosed proxy is solicited by the Board of Directors of Environmental Monitoring & Testing Corporation, a Delaware corporation (the "Company"), in connection with the 1997 Annual Meeting of Shareholders to be held at the Company's office at 825 Main Street South, New Ellenton,
South Carolina on Wednesday, April 8, 1998 at 10:00 a.m., local time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The cost of this solicitation will be borne by the Company.
Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies in favor of (I) the election of the two nominees listed herein to serve until the next annual meeting of shareholders, and (ii) approval of the selection of Margolies, Fink and Wichrowski as the Company's independent auditors for the fiscal year ending September 30, 1998. The record date with respect to this solicitation is the close of business on February 27, 1998 and only shareholders of record at that time will be entitled to vote at the meeting. A stockholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation directed to the proxy holders at any time before it is voted. If a stockholder specifies on the accompanying Proxy how shares are to be voted, they will be voted accordingly. If the stockholder does not specify on the Proxy how the shares are to be voted, they will be voted "FOR" the election of directors and the confirmation of the appointment of Margolies, Fink and Wichrowski as independent auditors for the 1998 fiscal year. Although a stockholder may have given a proxy, such stockholder may nevertheless attend the meeting, revoke the proxy and vote in person. The election of the directors nominated and the confirmation of the appointment of the Company's auditors will require the affirmative vote of a majority of the shares of the Company's Common Stock voting at the Annual Meeting in person or by proxy.
The shares represented by all validly executed proxies received in time to be taken to the meeting, and not previously revoked, will be voted at the meeting. This proxy statement and the accompanying proxy will be mailed to you on or about March 3, 1998.


                          OUTSTANDING SHARES

     As of February 27, 1998, the record date for determining the shareholders of the Company entitled to vote at the meeting, 3,975,383 shares of Common Stock of the Company, par value $.01 per share, were issued and outstanding. There is no cumulative voting. Each share of Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock as of the record date.


                         ELECTION OF DIRECTORS

     Two directors are to be elected at the annual meeting. Those persons elected will hold office until the next annual meeting of stockholders and their successors have been elected and qualified. The Company's bylaws provide that the actual number of directors be established by resolution of the Board of Directors but in no event shall it be less than three or more than nine directors. The current Board of Directors consists of two directors. One director will be elected at a later date by the newly-elected Board members.

     The nominees for the Board of Directors are set forth herein. The proxy holders intend to vote all proxies received by them for the nominees for directors listed herein unless instructed otherwise. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed herein unless instructed otherwise. As of the date of the proxy statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

NOMINEES FOR ELECTION

Name                                     Age                  Director Since

George J. Georges
President, Chief Executive Officer       79                   1992

Michael R. Camino                        56                   1997

George J. Georges

     Mr. Georges was appointed to the Company's Board of Directors in September 1992 and was elected as Chief Executive Officer and President of the Company contemporaneously with his appointment as a Board member.
Mr. Georges has been a personal investment manager since 1962 and has been a licensed real estate broker with the State of Illinois since 1954.
Mr. Georges is also a member of the Company's Executive, Finance, Compensation Stock/Option, Bidding, Legal and Accounting, and Investment Committees.

Michael R. Camino

     Mr. Camino was appointed to the Company's Board of Directors in June 1997 to fill the vacated seat of Ms. Rebecca DelMedico. Mr. Camino received his dental degree in 1965 from Marquette University. He served in the United States Air Force from 1965 to 1967. He has practiced dentistry in Northbrook, Illinois since 1967. Mr. Camino is a member of the American Dental Society and a past member of the Northbrook Civic Association and the Lake Forest Committee on Candidates.

     The Board of Directors recommends a vote FOR all nominees as directors.

     During the fiscal year ended September 30, 1997 the Board of Directors met four (4) times. No directors on the Board attended fewer than 75% of the meetings of the Board of Directors.

Voting Securities and Principal Holders

     As of February 27, 1998, the record date, the Company had 3,975,383 shares of Common Stock outstanding. Each share is entitled to one vote at the Company's Annual Meeting of Shareholders.

     The following table sets forth the number of shares of the Company's Common Stock beneficially owned as of February 27, 1998, by (I) owners of more than 5% of the Company's Common Stock, (ii) each director of the Company, and (iii) all executive officers and directors of the Company as a group.

Name and Address of        Number of Shares       Percentage of Outstanding
Beneficial Owner           Beneficially Owned(1)  Shares Common Stock(2)

George J. Georges
6445 Via Rosa
Boca Raton, FL             2,000,000              50.3%

Stephen A. Lassak
5665 Whitecraigs Court
Dublin, OH                   300,000               7.5%

Michael Camino
1275 Shermer Road
Northbrook, IL 60062          70,000               1.8%

All officers and directors
as a group (3 persons)     2,070,000              52.1%

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Rule 13d-3") and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power.

(2) The percentage of class is calculated in accordance with Rule 13d-3 and assumes that the beneficial owner has exercised any options or other rights to subscribe which are currently exercisable within sixty (60) days and that no other options of rights to subscribe have been exercised by anyone else.


     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and with the National Association of Securities Dealers Automated Quotation Systems ("NASDAQ"), initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater- than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations from reporting persons, there were no instances where reporting persons failed to file timely reports during the fiscal year ended September 30, 1997.

Executive Compensation

     The following table sets forth information concerning the compensation of the Company's officers who were serving as officers at the end of the Company's fiscal year. The information set forth below is for the Company's last three fiscal years.

                      SUMMARY COMPENSATION TABLE

                                                                                 Long Term Compensation

                           Annual Compensation(2)                           Awards                  Payouts
Name & Principal                                     Other Annual         Restricted    Options      LTIP         All Other
Position              Year   Salary($)    Bonus($)   Compensation($)(1) Stock Award($)  SAR's(#)  Payouts($)   Compensation($)

G. J. Georges
President/CEO         1997   72,000          -       1,360                  -               -         -              -
                      1996   72,000          -       9,000                  -               -         -              -
                      1995   67,000          -       5,000                  -               -         -              -

Stephen A.
Lassak(3)
President/CFO         1997   52,000          -       8,161                  -               -         -              -

(1) Includes automobile expenses for Mr. Georges. Includes automobile expenses, group medical insurance, and stock issuance for Mr. Lassak.
(2) Does not include consulting fees of approximately $21,600 paid to Mr. Lassak during fiscal year 1996.
(3) Mr. Lassak resigned as an officer and director of the Company on December 3, 1997.

     The officers of the Company do not have employment contracts and are employed pursuant to an oral agreement of employment and at the will of the Company.

     The Company does not have any formal pension, profit sharing or such other similar plans pursuant to which it pays additional cash or non-cash compensation to its employees including the individuals and group specified on previous page.

     The Board of Directors of the Company may, from time to time, grant Common Stock or options to purchase Common Stock to officers, directors, and key employees.

Certain Transactions

     On July 17, 1992 Mr. George J. Georges ("Mr. Georges"), pursuant to a Stock Purchase Agreement purchased 1,000,000 shares of the Company's Common Stock at a price of $0.35 per share and was granted a warrant ("the Warrant"), immediately exercisable, to purchase an additional 1,000,000 shares of common Stock at a price of $0.35 per share which warrant expired at 5:00 p.m., Miami, Florida time, December 31, 1993. In addition to the aforementioned stock acquisition, on July 17, 1992 pursuant to a Shareholder Agreement and Irrevocable Proxy, Mr. Georges acquired the sole power to vote the shares of Roscoe E. Walker, the Company's Chief Executive Officer and President, and Barbara Walker, his wife, as tenants by the entirety. In addition, the Shareholders' Agreement and Irrevocable proxy enabled Mr. Georges to change the management of the Company.

     On January 8, 1993 the exercise price of the Warrant to purchase 1,000,000 shares of the Company's Common Stock issued to George J. Georges, the Company's President and CEO, pursuant to the Stock Purchase Agreement was reduced from $0.35 per share to $0.20 per share. On July 13, 1993 the Warrant price was reduced to $0.15 per share and the exercise period was extended from December 31, 1993 to December 31, 1994. On September 2, 1994 the Warrant price was reduced to $0.10 per share and the exercise period was extended from December 31, 1994 to December 31, 1995. The purchase prices were reduced because of the low market price of the Company's unrestricted Common Stock as compared to the original exercise price and the substantial reduction in the Company's net book value. The warrant was not renewed or extended and expired on December 31, 1995.

     On January 31, 1995 the Company purchased 1,514,822 shares of the Company's Common Stock for a cost of $196,927 from the Florida Department of Insurance as Receiver. These shares are currently held as Treasury Shares.

     During the second quarter of fiscal year ended September 30, 1995
Mr. George J. Georges, President and Chief Executive Officer of the Company, personally purchased 1,000,000 shares of the Company's Common Stock owned by Mr. Roscoe E. Walker, the Company's former President and Chief Executive Officer.

                        APPOINTMENT OF AUDITORS

     Sweeney, Gates & Co. acted as auditors for the Company for the fiscal year ended September 30, 1996 and 1997. On February 9, 1998 Sweeney, Gates &
Co. was terminated without cause or disagreement at the election of the Board of Directors of the Company. On February 10, 1998 the firm of Margolies, Fink and Wichrowski was engaged as the Company's auditors by unanimous consent of the Board of Directors.

     The reports on the Company's financial statements for the past two years ended September 30, 1996 and 1997 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. However, for the fiscal year ended September 30, 1997, the opinion included an explanatory paragraph relating to a going concern uncertainty. During the Company's two most recent fiscal years and the interim period preceding the date of termination, there were no disagreements with Sweeney, Gates & Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure within the scope of Item 304 (a) (1) (iv) of Regulation S-K. Except as disclosed above, none of the events listed in Item 304 (a) (1) (v) (A) - (D) of Regulation S-K occurred during the Company's two most recent fiscal years and the interim period preceding the termination. There were no disagreements or reportable events included in the meaning of Item 304 (b) of Regulation S-K.

     Pursuant to the unanimous vote of the Board of Directors on February 10, 1998 the Company engaged Margolies, Fink and Wichrowski as its new independent accountants. During the two most recent fiscal years and through February 10, 1998, the Company had not consulted with Margolies, Fink and Wichrowski on items which 1) were or should have been subject to SAS 50 or 2) concerned the subject matter of a disagreement of reportable event with the former auditor, (as described in Regulation S-K Item 304 (a) (2)). However, Mr. Wichrowski was the engagement partner at Sweeney & Co. (predecessor of Sweeney, Gates & Co.) for the audit of the Company's financial statements for the year ended September 30, 1996.

     The Company has authorized Sweeney, Gates & Co. (the former auditor) to answer and address any and all questions the Margolies, Fink and Wichrowski may have.

          The Board of Directors recommends the ratification of the selection of Margolies, Fink and Wichrowski as the Company's auditors.


                             OTHER MATTERS

     During 1995 the Company signed a letter of intent to merge with Jansko, Inc. Jansko, Inc. was engaged in designing, manufacturing, and marketing office furniture including seating products, desks, tables, and credenzas. Since the signing of the letter of intent the Company advanced $385,841 to Jansko, Inc. in conjunction with the proposed merger of the two Companies.

     The Company did not merge with Jansko, Inc., and on May 1, 1996 Mr. George J. Georges, the Company's President and CEO, filed a petition in the Federal District Court of Fort Lauderdale, Florida to move Jansko, Inc., into Chapter 7 Liquidation of the Bankruptcy Act and it Amendments. On May 23, 1996 an Order For Relief was entered by the United State Bankruptcy Court, Southern District of Florida in Fort Lauderdale, Florida. As a result of these events and uncertainty of any recovery, the Company recorded a loss during the quarter ended March 31, 1996 on all advances and loans to Jansko, Inc.

     A majority shareholder of the Company has filed various lawsuits against certain officers and directors of Jansko, Inc. and related parties on behalf of the Company and other parties seeking restitution of funds advanced. The Company and other parties have assigned their rights to the majority shareholder and will share in any awards less legal and other expenses, on a pro rata basis. There can be no assurances that this litigation will result in any recovery and as such no recovery has been recorded by the Company.

     The Board of Directors has no knowledge of any other matters which may come before the meeting and does not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment thereof, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.


Interest of Certain Persons in Opposition to Matters to be Acted Upon

     The Company is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, director nominee or associate of the foregoing persons in any matter to be acted on as described herein, other than elections as directors.

     None of the directors of the Company have informed the Company of any intention to oppose the corporate actions as described herein.


Stockholders' Proposals

     Any stockholder of the Company, who wishes to present a proposal to be considered at the 1998 Annual Meeting of the Stockholders of the Company and who wishes to have such proposal presented in the Company's proxy statement for such meeting, must deliver such proposal in writing to the Company no later than August 31, 1998.


             ENVIRONMENTAL MONITORING & TESTING CORPORATION
                        825 Main Street, South
                        New Ellenton, SC 29809



             NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD WEDNESDAY, APRIL 8, 1998



To the shareholders of Environmental Monitoring & Testing Corporation:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of Environmental Monitoring & Testing Corporation (the "Company"), a Delaware corporation, will be held at the Company's office at 825 Main Street South, New Ellenton, South Carolina on Wednesday, April 8, 1998 at 10:00 a.m., local time, for the following purposes:

     1. To elect two directors to serve, subject to the provisions of the Bylaws, until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

     2. To consider and act upon a proposal to approve the selection of Margolies, Fink and Wichrowski as the Company's independent auditors for the fiscal year ending September 30, 1998;

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on February 27, 1998 as the record date for the meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the 1997 Annual Meeting of Shareholders or any adjournment or adjournments thereof.

                                     By order of the Board of Directors

New Ellenton, South Carolina           George J. Georges, President and
January 21, 1998                                Chief Executive Officer



THIS IS AN IMPORTANT MEETING AND ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AT THEIR EARLIEST CONVENIENCE. PROMPTNESS IN RETURNING THE EXECUTED PROXY CARD WILL BE APPRECIATED. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY, NEVERTHELESS, ATTEND THE MEETING, REVOKE THE PROXY, AND VOTE THEIR SHARES IN PERSON.


           ENVIRONMENTAL MONITORING & TESTING CORPORATION
                      825 Main Street, South
                New Ellenton, South Carolina 29809


                              PROXY

     This Proxy is solicited on behalf of the Board of Directors of Environmental Monitoring & Testing Corporation (the "Company").

     The undersigned hereby appoints George J. Georges as Proxy, with the power of substitution, and hereby authorizes him to represent and to vote as designated below, all shares of Common Stock of the Company held of record by the undersigned on February 27, 1998 at the Annual Meeting of Shareholders to be held on Wednesday, April 8, 1998 or any adjournment thereof.

     1.   Election of Directors                 WITHHOLD AUTHORITY to vote
          FOR all nominees listed below         for all nominees listed below
          (except as marked to the contrary)

          George J. Georges        For            Against        Withhold

          Michael R. Camino        For            Against        Withhold


     2. To ratify the appointment of Margolies, Fink and Wichrowski as independent auditors for the fiscal year ending September 30, 1998.

                                  For             Against        Abstain

     3. In management's discretion, the Proxy, George J. Georges, is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the nominees listed in Proposal 1 and Proposal 2.


                                           __________________________________
                                                                    Signature


                                           __________________________________
                                                           Please, Print Name


                                           __________________________________
                                                       Shares of Common Stock


                           Dated:______________________________________, 1998


Please, sign exactly as name appeared on Company's stock transfer records. When signing as attorney, trustee or guardian, please, give full title as such. If a corporation, please, sign in full corporate name by President or other authorized officer. If a partnership, please, have an authorized person sign in partnership name.